Exhibit 99.1

ClubCorp Reports Record First Quarter Results, Raises 2015 Outlook and Announces Multi-Year Drive to $300 Million Adjusted EBITDA

•	Revenue up 21.9% due to solid increases in same store clubs and growth from new or acquired clubs

•	Adjusted EBITDA up 21.4% driven by increased revenue and improved same-store margins during the quarter

•	ClubCorp raises 2015 adjusted EBITDA outlook to between $230 and $240 million and announces multi-year drive to $300 million in annual adjusted EBITDA in 2018

DALLAS, Texas (April 30, 2015) - ClubCorp - The World Leader in Private Clubs® (NYSE: MYCC) - announces financial results for its fiscal-year 2015 first quarter ended March 24, 2015. The first quarter of fiscal 2015 and fiscal 2014 consisted of 12 weeks. All growth percentages refer to year-over-year progress.

First Quarter Results:

•	Revenue was up $36.3 million, or 21.9%, to $202.1 million for the first quarter of 2015.

•	Adjusted EBITDA(1) increased $6.9 million to $38.9 million, up 21.4% from increased revenue and lower club payroll and operating expenses as a percent of revenue.

•
Same Store Clubs. Same-store revenue was up $4.6 million, or 2.8%, due primarily to higher dues revenue and increased food & beverage spend; while same store adjusted EBITDA grew $3.7 million, or 8.6%, due to increased revenue and favorable operating expenses as a percent of revenue.

•	New or Acquired Clubs.(2) New or acquired clubs in 2014 and first quarter 2015, contributed revenue growth of $29.3 million and adjusted EBITDA growth of $6.1 million.

2015 First Quarter Summary:
(Unaudited financial information)

	First quarter ended
(In thousands, except for membership data)	March 24, 2015 (12 weeks)	March 25, 2014 (12 weeks)	% Change

Total Revenue	$202,072	$165,723	21.9%

Adjusted EBITDA (1)
Golf and Country Clubs	$45,024	$36,374	23.8%
Business, Sports and Alumni Clubs	$7,548	$6,401	17.9%
Other	$(13,716)	$(10,780)	(27.2)%
Adjusted EBITDA (1)	$38,856	$31,995	21.4%

Total Club Memberships, excluding managed clubs	169,601	139,664	21.4%
Total Club Memberships, including managed clubs	180,081	146,704	22.8%

ClubCorp FY15 Q1 Earnings Release	1	Page

Exhibit 99.1

Quotes:

•
Eric Affeldt, president and chief executive officer: “We are confident that our three pronged growth strategy of organic growth, reinvention and acquisitions will continue to add long-term value to our members and shareholders. We are not only raising full-year guidance, but also laying out a framework to drive annual adjusted EBITDA to $300 million in 2018. We believe this objective can be achieved from our existing portfolio of clubs and recent acquisitions, by implementing our existing plans for reinvention and from continued execution of our organic growth initiatives. Achieving this objective does not assume any further acquisitions, instead any additional acquisitions would be incremental to this target.”

•
“The eight clubs we have acquired since the beginning of the year underscore our strategy to consolidate market share across a very fragmented industry. We are very excited to have established a golf & country club presence in Chicago, where we already have two highly successful business clubs. Likewise, we have expanded our footprint across the southeast with a small portfolio acquisition of six properties in the second quarter. All of these clubs fit nicely within our existing network and provide members enrolled in our O.N.E. product with world-class golf and many other member benefits that remain unmatched in our industry.”

•
Curt McClellan, chief financial officer: “Our record results for the first quarter continue to demonstrate our ability to execute our strategy while driving revenue and prudently managing operating expenses. We are very pleased with the continued progress of our Sequoia Golf acquisition, and now believe we have achieved approximately $5 million of the $4 to $6 million in projected annualized cost synergies. Additionally, we continue to see wide adoption of our O.N.E product, including 42% enrollment at our newly acquired clubs. Our raised outlook for the balance of the year reflects our confidence based upon our membership growth to date, first quarter results and ability to execute, reinvent and integrate newly acquired clubs. Due to our pace of completed acquisitions, traction on organic growth and plans for reinvention, we are now teed up to drive toward $300 million of annual adjusted EBITDA in 2018.”

Segment Highlights:
Golf and country clubs (GCC):

•	GCC total revenue of $159.0 million for the first quarter of 2015 increased $31.2 million, up 24.5%, compared to the first quarter of 2014.

•	GCC adjusted EBITDA was $45.0 million, an increase of $8.7 million, up 23.8%.

•	GCC adjusted EBITDA margin was 28.3%, a decline of 20 basis points versus the first quarter of 2014.

•	Same store revenue increased $3.0 million, up 2.3%, driven primarily by increases in base and upgrade dues revenue, and a la carte food and beverage revenue, offset by a decline in golf ops revenue.

•	Same store adjusted EBITDA increased $2.7 million, up 7.3%, due largely to increased dues and a la carte food and beverage revenue, and favorable variable payroll expenses.

•	Same store adjusted EBITDA margin improved 140 basis points to 30.0%.

ClubCorp FY15 Q1 Earnings Release	2	Page

Exhibit 99.1

•	New or acquired GCC clubs contributed revenue growth of $28.3 million and adjusted EBITDA growth of $6.0 million.

Business, sports and alumni clubs (BSA):

•	BSA revenue of $41.0 million for the first quarter of 2015 increased $2.6 million, up 6.9%, compared to the first quarter 2014 driven by solid growth in both same store and new and acquired clubs.

•	BSA adjusted EBITDA was $7.5 million, an increase $1.1million, up 17.9%.

•	BSA adjusted EBITDA margin was 18.4%, a 170 basis points margin improvement versus the prior year.

•	Same store revenue increased $1.6 million, up 4.2%, driven by increases in dues and private event revenue.

•	Same store adjusted EBITDA increased $1.0 million, up 15.4%, due to increased revenue, and improved food and beverage and retail margins.

•	Same store adjusted EBITDA margin improved 180 basis points to 18.5%.

•	New or acquired BSA clubs contributed revenue of $1.0 million and adjusted EBITDA of $0.1 million.

Other Data:

•
O.N.E. and Other Upgrades. Excluding memberships acquired with the Sequoia Golf acquisition, as of March 24, 2015, approximately 47% of our memberships were enrolled in O.N.E or similar upgrade programs, as compared to approximately 46% of our memberships that were enrolled in similar upgrade programs as of December 30, 2014.  Including memberships acquired with the Sequoia Golf acquisition, as of March 24, 2015, approximately 44% of our memberships were enrolled in O.N.E. or similar upgrade programs, as compared to approximately 39% of our memberships that were enrolled in similar upgrade programs as of December 30, 2014. As of March 24, 2015, the Company offered O.N.E. at 128 clubs.

•
Reinvention. In 2015, ClubCorp plans to invest a total of $48-53 million on major reinvention projects at approximately 30 clubs, including 13 same-store clubs, certain clubs obtained in the acquisition of Sequoia Golf, and many of the Company's recent single-club acquisitions, and its most recent portfolio acquisition of six clubs.

•
Acquisitions. Year-to-date in 2015, ClubCorp has added eight clubs via acquisition of two properties just north of Chicago, Illinois, Ravinia Green Country Club and Rolling Green Country Club; and six clubs in the southeast United States, Bermuda Run Country Club in Bermuda Run, North Carolina, Brookfield Country Club in Roswell, Georgia, Firethorne Country Club in Marvin, North Carolina, Ford's Colony Country Club in Williamsburg, Virginia, Temple Hills Country Club in Franklin, Tennessee, and Legacy Golf Club at Lakewood Ranch in Bradenton, Florida. In total, ClubCorp now owns or operates 160 golf and country clubs representing 200 18-hole equivalents. Additionally, the Company owns or operates 49 business, sports and alumni clubs.

•
Membership. Total club memberships, excluding managed clubs, as of March 24, 2015 were 169,601, an increase of 29,937, up 21.4% over memberships at March 25, 2014. Same store golf and country club memberships, excluding managed clubs, increased 1.2%, while total golf and country club memberships, excluding managed clubs, increased 32.8%. Same store business, sports and alumni club memberships,

ClubCorp FY15 Q1 Earnings Release	3	Page

Exhibit 99.1

excluding managed clubs, increased 0.3%, while total business, sports and alumni club memberships, excluding managed clubs, increased 3.7%. Total club memberships, including managed clubs, as of March 24, 2015 were 180,081.

•	Free Cash Flow.(1) Free cash flow over the last four quarters was $112.1 million, an increase from $83.0 million a year ago.

•
Capital Structure. Following our first quarter, on April 7th the Company closed its multi-club portfolio acquisition of six golf properties from sellers Stratford Golf Partners and Accord Golf Capital for a combined purchase price of just under $44 million, and the acquisition was funded from existing liquidity sources.

Company Outlook:
The following guidance is based on current management expectations. All financial guidance amounts are estimates and subject to change, including as a result of matters discussed under the "Forward-Looking Statements" cautionary language which follows, and the Company undertakes no duty to update its guidance. Reflecting the effect of its eight acquisitions this year, the Company is raising its guidance for the full year. For fiscal year 2015, the Company now expects to deliver revenue in the range of $1.03 billion to $1.06 billion and adjusted EBITDA in the range of $230.0 million to $240.0 million. This outlook fully integrates our acquisition of Sequoia Golf and the stub period for all remaining announced acquisitions. As a result, the current outlook implies year-over-year revenue growth of 16-20% and year-over-year adjusted EBITDA growth of 17-22%.

Additionally, the Company believes it can reach $300 million in annual adjusted EBITDA in 2018 through the combination of organic growth, reinvention and acquisitions the Company made in fiscal 2014 and thus far in fiscal 2015. This target reflects our long-term objective of 5-7% adjusted EBITDA growth from organic growth and same store reinventions, plus 10-15% returns on invested capital applied to new acquisitions. The Company measures return on invested capital as incremental adjusted EBITDA in year three following the deployment of acquisition capital. For instance, in 2014, the Company invested $280 million to acquire 55 clubs and plans to invest approximately $41 million to reinvent and renovate these properties, for which the Company anticipates this capital to return 10-15% incremental annual adjusted EBITDA in 2017. Likewise, thus far in 2015, the Company has invested approximately $56 million to acquire eight clubs and plans to invest approximately $12 million to reinvent and renovate these properties, for which it expects to deliver 10-15% returns in 2018. Furthermore, this target does not require a change to the Company's capital structure, nor assume any further acquisitions to achieve this number. Instead, any additional acquisitions would be incremental to this target.

About ClubCorp Holdings:
Since its founding in 1957, Dallas-based ClubCorp has operated with the central purpose of Building Relationships and Enriching Lives®. ClubCorp is a leading owner-operator of private golf and country clubs and private business clubs in North America. With its recent acquisition of Sequoia Golf, ClubCorp now owns or operates a portfolio of over 200 golf and country clubs, business clubs, sports clubs, and alumni clubs in 26 states, the District of Columbia

ClubCorp FY15 Q1 Earnings Release	4	Page

Exhibit 99.1

and two foreign countries that serve over 430,000 members, with approximately 20,000 peak-season employees. ClubCorp Holdings, Inc. is a publicly traded company on the New York Stock Exchange (NYSE: MYCC). ClubCorp properties include: Firestone Country Club (Akron, Ohio); Mission Hills Country Club (Rancho Mirage, California); The Woodlands Country Club (The Woodlands, Texas); Capital Club Beijing; and Metropolitan Club Chicago. You can find ClubCorp on Facebook at facebook.com/clubcorp and on Twitter at @ClubCorp.

Conference Call:
The Company’s earnings presentation is available at ir.clubcorp.com. The Company will hold a conference call, Thursday, April 30, 2015 at 10:00 a.m. CDT (11:00 a.m. EDT) to discuss its first quarter 2015 financial results. The conference call will be broadcast live and can be accessed via the Company's website at ir.clubcorp.com. To participate in the teleconference, please call in a few minutes before the start time: 877-317-6789 for U.S. callers, 866-605-3852 for Canadian callers and 412-317-6789 for international callers and reference the ClubCorp first quarter conference call (confirmation code 10063993) when prompted. For those unable to participate in the live call, a replay of the earnings conference call will be available approximately one hour after the call through May 30, 2015. To access the replay dial: 877-344-7529 for U.S. callers, 855-669-9658 for Canadian callers and 412-317-0088 for international callers (confirmation code 10063993). Additionally, a webcast replay will be available at ir.clubcorp.com.

Statement Regarding Non-GAAP Financial Measures
EBITDA is defined as net income before interest expense, income taxes, interest and investment income, and depreciation and amortization. Adjusted EBITDA is defined as EBITDA plus or minus impairments, gain or loss on disposition and acquisition of assets, losses from discontinued operations, loss on extinguishment of debt, non-cash and other adjustments, equity-based compensation expense and an acquisition adjustment. The acquisition adjustment to revenues and Adjusted EBITDA within each segment represents estimated deferred revenue using current membership life estimates related to initiation payments that would have been recognized in the applicable period but for the application of purchase accounting in connection with the acquisition of CCI in 2006 by affiliates of KSL and the acquisition of Sequoia Golf on September 30, 2014. Adjusted EBITDA is based on the definition of Consolidated EBITDA as defined in the credit agreement governing the Secured Credit Facilities and may not be comparable to similarly titled measures reported by other companies.

In addition to Adjusted EBITDA, we are providing a Free Cash Flow (FCF) metric as an additional non-GAAP measure. We believe a FCF metric aids investors in their evaluation of the Company's ability to generate cash, and determine the amount of capital available for general corporate purposes including, but not limited to discretionary growth CAPEX (e.g., reinventions or acquisitions), or cash dividends.

This earnings release and accompanying financial tables include supplemental non-GAAP financial measures titled Adjusted EBITDA and Free Cash Flow. Adjusted EBITDA and Free Cash Flow are not determined in accordance

ClubCorp FY15 Q1 Earnings Release	5	Page

Exhibit 99.1

with GAAP and should not be considered in isolation, more meaningful than or as a substitute for a measure of performance prepared in accordance with GAAP and is not indicative of net income or loss as determined under GAAP. Non-GAAP financial measures have limitations that should be considered before using as a measure to evaluate the Company's financial performance. Adjusted EBITDA and Free Cash Flow, as presented, may not be comparable to similarly titled measures reported by other companies due to varying methods of calculation.

The financial statement tables that accompany this press release include a reconciliation of historical non-GAAP financial measures to the applicable and most comparable GAAP financial measure. The Company has not reconciled Adjusted EBITDA guidance included in this press release to the most directly comparable GAAP measure because this cannot be done without unreasonable effort.

Special Note on Forward-Looking Statements
In addition to historical information, this press release contains statements relating to future results (including certain projections and business trends) that are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the "safe harbor" created by those sections. These forward-looking statements can be identified by the fact that they do not relate strictly to current or historical facts and often include words such as “may”, “should”, “expect”, “intend”, “will”, “estimate”, “anticipate”, “believe”, “predict”, “potential” or “continue”, or the negatives of these terms or variations of them or similar terminology in this press release and any attachment to identify forward-looking statements. All statements, other than statements of historical facts included in this press release, including statements concerning plans, objectives, goals, beliefs, business strategies, future events, business conditions, results of operations, financial position and business outlook, earnings guidance, business trends and other information are forward-looking statements. The forward-looking statements are not historical facts, and are based upon current expectations, estimates and projections, and various assumptions, many of which, by their nature, are inherently uncertain and beyond management's control. All expectations, beliefs and projections are expressed in good faith and the Company believes there is a reasonable basis for them. However, there can be no assurance that management's expectations, beliefs and projections will result or be achieved and actual results may vary materially from what is expressed in or indicated by the forward-looking statements.

These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements contained in this press release, including among others: various factors beyond management's control adversely affecting discretionary spending, membership count and facility usage and other risks, uncertainties and factors set forth in the sections entitled "Risk Factors" and "Cautionary Statement Regarding Forward-Looking Statements" in the Company's Annual Report on Form 10-K for the fiscal year ended December 30, 2014 and in its Quarterly Report on Form 10-Q for the period ended March 24, 2015.

ClubCorp FY15 Q1 Earnings Release	6	Page

Exhibit 99.1

Although the Company believes that these statements are based upon reasonable assumptions, it cannot guarantee future results and readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's opinions only as of the date of this press release. There can be no assurance that (i) the Company has correctly measured or identified all of the factors affecting its business or the extent of these factors' likely impact, (ii) the available information with respect to these factors on which such analysis is based is complete or accurate, (iii) such analysis is correct or (iv) the Company's strategy, which is based in part on this analysis, will be successful. Except as required by law, the Company undertakes no obligation to update or revise forward-looking statements to reflect new information or events or circumstances that occur after the date of this press release or to reflect the occurrence of unanticipated events or otherwise. Readers are advised to review the Company's filings with the SEC (which are available from the SEC's EDGAR database at www.sec.gov and via the Company's website at ir.clubcorp.com/SEC).

Statement Regarding Definitions and Financial Measures
The definitions and basis of presentation for financial measures used in this press release, including EBITDA, Adjusted EBITDA and same store measures, are discussed more fully in the Company's Annual Report on Form 10-K for the fiscal year ended December 30, 2014 and in its Quarterly Report on Form 10-Q for the period ended March 24, 2015. This press release should be read in conjunction with such Annual Report and Quarterly Report.

______________________

Notes:

(1)
This press release includes metrics entitled Adjusted EBITDA and Free Cash Flow that are not calculated in accordance with accounting principles generally accepted in the U.S. ("GAAP"). See "Statement Regarding Non-GAAP Financial Measures" section for the definition of Adjusted EBITDA and Free Cash Flow and the reconciliation later in this press release to the most comparable financial measure calculated in accordance with GAAP.

(2)
New or Acquired Clubs include those clubs which the Company is currently operating as of March 24, 2015, that were opened or added under management agreements in the twelve weeks ended March 24, 2015 and the fiscal year ended December 30, 2014 consisting of: The Clubs of Prestonwood, Tournament Players Club (“TPC”) Michigan, TPC Piper Glen, Baylor Club, Oro Valley Country Club, River Run Golf & Country Club, Sequoyah National Golf Club, Ravinia Green Country Club, Rolling Green Country Club and 30 owned golf and country clubs, three leased golf and country clubs, eight managed golf and country clubs and one leased sports club acquired through the Sequoia Golf acquisition.

# # #

(Financial Tables Follow)

ClubCorp FY15 Q1 Earnings Release	7	Page

Exhibit 99.1

CLUBCORP HOLDINGS, INC.
SELECTED FINANCIAL DATA—GOLF AND COUNTRY CLUBS (GCC)
(In thousands, except for memberships, dues per average same store membership, revenue per average same store membership and percentages)
(Unaudited financial information)

	First quarter ended
GCC	March 24, 2015 (12 weeks)	March 25, 2014 (12 weeks)	% Change (1)

Same Store Clubs
Revenue
Dues	$71,273	$68,468	4.1%
Food and Beverage	25,036	24,550	2.0%
Golf Operations	23,735	24,089	(1.5)%
Other	10,353	10,301	0.5%
Revenue	$130,397	$127,408	2.3%
Adjusted EBITDA	$39,137	$36,459	7.3%
Adjusted EBITDA Margin	30.0%	28.6%	140 bps

New or Acquired Clubs (2)
Revenue
Dues	$16,600	$196	NM (1)
Food and Beverage	4,857	90	NM (1)
Golf Operations	4,869	46	NM (1)
Other	2,265	3	NM (1)
Revenue	$28,591	$335	NM (1)
Adjusted EBITDA	$5,887	$(85)	NM (1)

Total Golf and Country Clubs
Revenue	$158,988	$127,743	24.5%
Adjusted EBITDA	$45,024	$36,374	23.8%
Adjusted EBITDA Margin	28.3%	28.5%	(20) bps

Same store memberships, excluding managed club memberships	85,009	83,975	1.2%
Same store average membership, excluding managed club memberships (3)	84,947	83,752	1.4%
Dues per average same store membership, excluding managed club memberships (4)	$839	$818	2.6%
Revenue per average same store membership, excluding managed club memberships (4)	$1,535	$1,521	0.9%
____________________

(1)	Percentage changes that are not meaningful are denoted by "NM."

(2)
New or Acquired Clubs include those clubs which the Company is currently operating as of March 24, 2015, that were opened or added under management agreements during the twelve weeks ended March 24, 2015 and the fiscal year ended December 30, 2014 consisting of: The Clubs of Prestonwood, Tournament Players Club (“TPC”) Michigan, TPC Piper Glen, Oro Valley Country Club, River Run Golf & Country Club, Sequoyah National Golf Club, Ravinia Green Country Club, Rolling Green Country Club and 30 owned golf and country clubs, three leased golf and country clubs and eight managed golf and country clubs acquired through the Sequoia Golf acquisition.

(3)	Same store average membership, excluding managed club memberships, is calculated using the same store membership count, excluding managed clubs, at the beginning and end of the period indicated.

(4)	Same store dues or revenue divided by same store average membership, excluding managed club memberships.

ClubCorp FY15 Q1 Earnings Release	8	Page

Exhibit 99.1

CLUBCORP HOLDINGS, INC.
SELECTED FINANCIAL DATA—BUSINESS, SPORTS AND ALUMNI CLUBS (BSA)
(In thousands, except for memberships, dues per average same store membership, revenue per average same store membership and percentages)
(Unaudited financial information)

	First quarter ended
BSA	March 24, 2015 (12 weeks)	March 25, 2014 (12 weeks)	% Change (1)

Same Store Clubs
Revenue
Dues	$18,670	$17,885	4.4%
Food and Beverage	18,685	18,056	3.5%
Other	2,670	2,463	8.4%
Revenue	$40,025	$38,404	4.2%
Adjusted EBITDA	$7,406	$6,417	15.4%
Adjusted EBITDA Margin	18.5%	16.7%	180 bps

New or Acquired Clubs (2)
Revenue	$1,022	$2	NM (1)
Adjusted EBITDA	$142	$(16)	NM (1)

Total Business, Sports and Alumni Clubs
Revenue	$41,047	$38,406	6.9%
Adjusted EBITDA	$7,548	$6,401	17.9%
Adjusted EBITDA Margin	18.4%	16.7%	170 bps

Same store memberships, excluding managed club memberships	54,854	54,689	0.3%
Same store average membership, excluding managed club memberships (3)	54,959	54,711	0.5%
Dues per average same store membership, excluding managed club memberships (4)	$340	$327	4.0%
Revenue per average same store membership, excluding managed club memberships (4)	$728	$702	3.7%
______________________

(1)    Percentage changes that are not meaningful are denoted by "NM."

(2)
New or Acquired Clubs include those clubs which the Company is currently operating as of March 24, 2015, that were opened or added under management agreements during the twelve weeks ended March 24, 2015 and the fiscal year ended December 30, 2014 consisting of Baylor Club and one leased sports club which was acquired through the acquisition of Sequoia Golf.

(3)	Same store average membership, excluding managed club memberships, is calculated using the same store membership count, excluding managed clubs, at the beginning and end of the period indicated.

(4)	Same store dues or revenue divided by same store average membership, excluding managed club memberships.

ClubCorp FY15 Q1 Earnings Release	9	Page

Exhibit 99.1

CLUBCORP HOLDINGS, INC.
RECONCILIATION OF NON-GAAP MEASURES TO CLOSEST GAAP MEASURE
(In thousands)
(Unaudited financial information)

	First quarter ended		Four Quarters Ended
	March 24, 2015 (12 weeks)	March 25, 2014 (12 weeks)	March 24, 2015 (52 weeks)
Net (loss) income	$(4,276)	$(3,788)	$12,841
Interest expense	16,131	15,726	65,614
Income tax benefit	(4,916)	(864)	(45,521)
Interest and investment income	(84)	(82)	(2,587)
Depreciation and amortization	22,813	16,446	87,159
EBITDA	$29,668	$27,438	$117,506
Impairments, disposition of assets and income (loss) from discontinued operations and divested clubs (1)	3,270	2,006	13,716
Loss on extinguishment of debt (2)	—	—	31,498
Non-cash adjustments (3)	463	462	2,008
Other adjustments (4)	2,511	196	27,630
Equity-based compensation expense (5)	1,102	832	4,573
Acquisition adjustment (6)	1,842	1,061	6,425
Adjusted EBITDA	$38,856	$31,995	$203,356
______________________

(1)
Includes non-cash impairment charges related to property and equipment and intangible assets, loss on disposals of assets (including property and equipment disposed of in connection with renovations) and net loss or income from discontinued operations and divested clubs that do not qualify as discontinued operations.

(2)	Includes loss on extinguishment of debt calculated in accordance with GAAP.

(3)
Includes non-cash items related to purchase accounting associated with the acquisition of ClubCorp, Inc. ("CCI") in 2006 by affiliates of KSL and expense recognized for our long-term incentive plan related to fiscal years 2011 through 2013.

(4)
Represents adjustments permitted by the credit agreement governing ClubCorp's secured credit facilities including cash distributions from equity method investments less equity in earnings recognized for said investments, income or loss attributable to non-controlling equity interests of continuing operations, franchise taxes, adjustments to accruals for unclaimed property settlements, acquisition costs, debt amendment costs, equity offering costs, other charges incurred in connection with the ClubCorp Formation (as defined in our Annual Report on Form 10-K filed with the SEC on March 12, 2015) and management fees, termination fee and expenses paid to an affiliate of KSL.

(5)	Includes equity-based compensation expense, calculated in accordance with GAAP, related to awards held by certain employees, executives and directors.

(6)
Represents estimated deferred revenue using current membership life estimates related to initiation payments that would have been recognized in the applicable period but for the application of purchase accounting in connection with the acquisition of ClubCorp Inc. in 2006 and the acquisition of Sequoia Golf on September 30, 2014.

ClubCorp FY15 Q1 Earnings Release	10	Page

Exhibit 99.1

CLUBCORP HOLDINGS, INC.
CALCULATION OF FREE CASH FLOW
(In thousands)
(Unaudited financial information)

	Four quarters ended
	March 24, 2015 (52 weeks)	March 25, 2014 (53 weeks)
Adjusted EBITDA (1)	$203,356	$179,345
LESS:
Interest expense and principal amortization on long-term debt (2)	41,142	56,660
Cash paid for income taxes	2,683	3,192
Maintenance capital expenditures	32,507	24,279
Capital lease principal & interest expense	14,938	12,190
Free Cash Flow	$112,086	$83,024
_____________________

(1)	See the Adjusted EBITDA reconciliation in the preceding "Reconciliation of Non-GAAP Measures to Closest GAAP Measure" table.

(2)
Interest on long-term debt excludes accretion of discount on member deposits, amortization of debt issuance costs, amortization of term loan discount and interest on notes payable related to certain realty interests which we define as “Non-Core Development Entities”.

ClubCorp FY15 Q1 Earnings Release	11	Page

Exhibit 99.1

CLUBCORP HOLDINGS, INC.
UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE LOSS
For the Twelve Weeks Ended March 24, 2015 and March 25, 2014
(In thousands of dollars)
(Unaudited financial information)

	First quarter ended
	March 24, 2015 (12 weeks)	March 25, 2014 (12 weeks)	% Change
REVENUES:
Club operations	$152,449	$122,817	24.1%
Food and beverage	48,749	42,306	15.2%
Other revenues	874	600	45.7%
Total revenues	202,072	165,723	21.9%

DIRECT AND SELLING, GENERAL AND ADMINISTRATIVE EXPENSES:
Club operating costs exclusive of depreciation	136,645	110,986	23.1%
Cost of food and beverage sales exclusive of depreciation	17,002	14,480	17.4%
Depreciation and amortization	22,813	16,446	38.7%
Provision for doubtful accounts	59	(236)	125.0%
Loss on disposals of assets	3,220	2,069	55.6%
Impairment of assets	56	—	100.0%
Equity in loss (earnings) from unconsolidated ventures	32	(510)	106.3%
Selling, general and administrative	15,389	11,496	33.9%
OPERATING INCOME	6,856	10,992	(37.6)%

Interest and investment income	84	82	2.4%
Interest expense	(16,131)	(15,726)	(2.6)%
LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(9,191)	(4,652)	(97.6)%
INCOME TAX BENEFIT	4,916	864	469.0%
LOSS FROM CONTINUING OPERATIONS	(4,275)	(3,788)	(12.9)%
Loss from discontinued clubs, net of income tax	(1)	—	(100.0)%
NET LOSS	(4,276)	(3,788)	(12.9)%
NET LOSS ATTRIBUTABLE TO NONCONTROLLING INTERESTS	54	62	(12.9)%
NET LOSS ATTRIBUTABLE TO CLUBCORP	$(4,222)	$(3,726)	(13.3)%

NET LOSS	$(4,276)	$(3,788)	(12.9)%
Foreign currency translation, net of tax	(603)	(319)	(89.0)%
OTHER COMPREHENSIVE LOSS	(603)	(319)	(89.0)%
COMPREHENSIVE LOSS	(4,879)	(4,107)	(18.8)%
COMPREHENSIVE LOSS ATTRIBUTABLE TO NONCONTROLLING INTERESTS	54	62	(12.9)%
COMPREHENSIVE LOSS ATTRIBUTABLE TO CLUBCORP	$(4,825)	$(4,045)	(19.3)%

ClubCorp FY15 Q1 Earnings Release	12	Page

Exhibit 99.1

CLUBCORP HOLDINGS, INC.
UNAUDITED CONSOLIDATED CONDENSED BALANCE SHEETS
As of March 24, 2015 and December 30, 2014
(In thousands of dollars, except share and per share amounts)
(Unaudited financial information)

	March 24, 2015	December 30, 2014
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$72,539	$75,047
Receivables, net of allowances	69,824	65,337
Inventories	23,360	20,931
Prepaids and other assets	19,297	15,776
Deferred tax assets, net	27,568	26,574
Total current assets	212,588	203,665
Investments	5,653	5,774
Property and equipment, net	1,486,141	1,474,763
Notes receivable, net of allowances	5,539	8,262
Goodwill	312,811	312,811
Intangibles, net	34,239	34,960
Other assets	27,508	24,836
TOTAL ASSETS	$2,084,479	$2,065,071

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Current maturities of long-term debt	$18,303	$18,025
Membership initiation deposits - current portion	138,834	135,583
Accounts payable	38,979	31,948
Accrued expenses	43,136	44,424
Accrued taxes	23,176	21,903
Other liabilities	80,658	59,550
Total current liabilities	343,086	311,433
Long-term debt	971,023	965,187
Membership initiation deposits	204,076	203,062
Deferred tax liability, net	241,120	244,113
Other liabilities	117,562	120,417
Total liabilities	1,876,867	1,844,212

EQUITY
Common stock of ClubCorp Holdings, Inc., $0.01 par value, 200,000,000 shares authorized; 64,614,355 and 64,443,332 issued and outstanding at March 24, 2015 and December 30, 2014, respectively	646	644
Additional paid-in capital	285,707	293,006
Accumulated other comprehensive loss	(4,893)	(4,290)
Retained deficit	(83,665)	(79,443)
Total stockholders’ equity	197,795	209,917
Noncontrolling interests in consolidated subsidiaries and variable interest entities	9,817	10,942
Total equity	207,612	220,859
TOTAL LIABILITIES AND EQUITY	$2,084,479	$2,065,071

ClubCorp FY15 Q1 Earnings Release	13	Page

Exhibit 99.1

CLUBCORP HOLDINGS, INC.
UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
For the Twelve Weeks Ended March 24, 2015 and March 25, 2014
(In thousands of dollars)
(Unaudited financial information)

	First quarter ended
	March 24, 2015 (12 weeks)	March 25, 2014 (12 weeks)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(4,276)	$(3,788)
Adjustments to reconcile net loss to cash flows from operating activities:
Depreciation	22,120	16,338
Amortization	693	108
Asset impairments	56	—
Bad debt expense	63	(228)
Equity in loss (earnings) from unconsolidated ventures	32	(510)
Distribution from investment in unconsolidated ventures	88	—
Loss on disposals of assets	3,220	2,071
Debt issuance costs and amortization of term loan discount	755	579
Accretion of discount on member deposits	4,577	4,638
Amortization of above and below market rent intangibles	(85)	(64)
Equity-based compensation	1,102	832
Net change in deferred tax assets and liabilities	(3,987)	(1,735)
Net change in prepaid expenses and other assets	(6,087)	(4,190)
Net change in receivables and membership notes	(828)	24,750
Net change in accounts payable and accrued liabilities	5,724	(52)
Net change in other current liabilities	21,759	(9,965)
Net change in other long-term liabilities	(4,442)	676
Net cash provided by operating activities	40,484	29,460
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(20,831)	(12,425)
Acquisition of clubs	(15,244)	(10,903)
Proceeds from dispositions	1,022	202
Net change in restricted cash and capital reserve funds	(43)	(148)
Net cash used in investing activities	(35,096)	(23,274)
CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments of long-term debt	(4,047)	(3,100)
Proceeds from revolving credit facility borrowings	6,000	11,200
Debt issuance and modification costs	(169)	—
Distribution to owners	(8,385)	(7,622)
Distributions to noncontrolling interest	(1,071)	—
Proceeds from new membership initiation deposits	92	164
Repayments of membership initiation deposits	(270)	(530)
Net cash (used in) provided by financing activities	(7,850)	112
EFFECT OF EXCHANGE RATE CHANGES ON CASH	(46)	(28)
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(2,508)	6,270
CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD	75,047	53,781
CASH AND CASH EQUIVALENTS - END OF PERIOD	$72,539	$60,051
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	$8,162	$1,028
Cash paid for income taxes	$162	$202

ClubCorp FY15 Q1 Earnings Release	14	Page